ADVISORY AGREEMENT
                               ------------------

     THIS ADVISORY AGREEMENT, made this 10th day of March, 2004, by and between BAMCO, Inc., a New York corporation ("BAMCO") and Baron Fifth Avenue Growth Fund, a series of Baron Asset Fund, a Massachusetts business trust ("Client"),

     WHEREAS Client is a series of an open-end, non-diversified management invest- ment company and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), that wishes to employ BAMCO to manage Client's portfolio (the "Account"), upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS BAMCO is an investment adviser registered under the Investment Advisers Act of 1940, as amended, that is willing to manage the Account in the manner, upon the terms and subject to the conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties hereby agree as follows:

     1. The Account shall consist of such cash, stocks, bonds and other securities which, from time to time, Client places under the supervision of BAMCO and/or which shall become part of the Account as a result of transactions therein, deposits of cash proceeds from the sale of Client's shares or otherwise.

     2. Subject to the supervision of the Trustees of the Client, BAMCO shall have full discretion and authority to manage the Account, subject to such policies as set forth in Client's prospectus. Client shall provide the Adviser with copies of its current prospectus and statement of additional information which set forth the investment objectives, policies and investment restrictions of the Account, Declaration of Trust and By-laws. BAMCO, as Client's agent and attorney in fact and at Client's expense, is duly authorized without further approval with respect to the Account, except as otherwise required by law, (a) to make all investment decisions; (b) to vote all proxies with respect to portfolio securities in the Account; (c) to buy, sell and otherwise trade in securities; and (d) in furtherance of the foregoing, to do anything which BAMCO shall deem requisite, appropriate or advisable, including, without limitation, the submission of instructions to the custodian of the Account, and the selection of such brokers or dealers as BAMCO shall determine.

     3.(a) For BAMCO's services as investment adviser to Client, Client shall pay BAMCO an advisory fee computed daily and payable monthly from Client's assets according to the following schedule, on a per annum basis, based on average daily net asset value:

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          under $1 billion                        1.00%
          over $1 billion, less than $2 billion   0.95%
          over $2 billion, less than $3 billion   0.90%
          over $3 billion, less than $4 billion   0.85%
          over $4 billion                         0.80%


The fee shall be paid in arrears, within thirty (30) days after the end of each month. BAMCO agrees that for so long as it serves as the investment adviser to Client, it will limit its fees so that clients' total annual operating expenses are 1.40%. Transactional expenses such as interest expense and brokerage costs are excluded from the fee limitation. The net asset value is determined as of the close of the New York Stock Exchange on each day the Exchange is open. Securities traded on any national stock exchange or quoted on the NASDAQ National Market System are valued on the basis of the last sale price, or in the absence of any sale on the date of valuation, the last sale price on the date the security last traded. Other securities will be valued at the mean of the most recent bid and asked prices if market quotations are not readily available. Where market quotations are not readily available the securities will be valued at their fair value as determined in good faith by Client's Trustees or their delegate. Odd lot differentials and brokerage commissions will be excluded in calculating net asset value.

       (b) If BAMCO should serve for less than the whole of any month, its compensation shall be determined on the basis of the average daily net asset value of the Account for the month up to and including the date of termination.

       (c) If Client's expenses (exclusive of interest, taxes, brokerage, extraordinary expenses and amounts paid by Client pursuant to its distribution plan) in any fiscal year exceed the limits prescribed by any state in which Client's shares of common stock ("Shares") are qualified for sale, BAMCO shall, at each contract payment date, reduce its fee by the amount of any excess up to the amount of BAMCO's advisory fee as determined hereunder. Client undertakes to notify BAMCO of each state in which Client's Shares are qualified for sale.

     4.(a)   BAMCO shall furnish office space and all necessary office
facilities, equipment and executive personnel for managing the Account without reimbursement from Client.

       (b) BAMCO shall pay the salaries and fees of all officers and trustees of Client who are "interested persons" (as defined in the 1940 Act) of BAMCO.

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       (c)   BAMCO shall not be obligated to pay the following expenses:
(a) audit, accounting and legal fees; (b) custodian fees; (c) fees for registering and qualifying Client's Shares with federal and state securities commissions; (d) fees for preparing shareholder reports and proxy solicitation materials; (e) fees associated with Client's Shares such as administrative servicing, dividend disbursing, transfer agent and registrar fees; (f) insurance ; (g) compensation of Trustees of Client who are not "interested persons" of BAMCO; (h) miscellaneous business expenses that are not within paragraph 4(a) above; (i) costs associated with the public offering of Client's Shares, including registration, filing, legal and accounting fees and costs of printing Client's prospectus and other offering documents; (j) taxes; and (k) brokerage commissions and fees incurred in connection with portfolio transactions.

       (d) BAMCO shall maintain all books and records with respect to Client's securities transactions required by subparagraphs (b)(5), (6), (9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act and shall render to Client's Trustees such periodic and special reports as the Trustees may reasonably request.

       (e) BAMCO shall provide Client's Custodian on each business day with information relating to the execution of all portfolio transactions pursuant to standing instructions.

       (f) The investment management services provided by the Adviser hereunder are not to be deemed exclusive, and BAMCO shall be free to render similar services to others.

     5. Client has delivered to BAMCO copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

       (a) Declaration of Trust of the Trust, filed with the Secretary of The State of Delaware (such Declaration of Trust, as in effect on the date hereof and as amended from time to time, is herein called the "Declaration of Trust");

       (b) By-laws of the Trust (such By-laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-laws");

       (c) Certified resolutions of the Trustees of Client authorizing the appointment of BAMCO and approving the form of this Agreement;

       (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") relating to Client and Client's Shares and all amendments thereto;

       (e) Notification of Registration of the Client under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto; and

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       (f)   Prospectus and Statement of Additional Information of the Trust
(such Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus").

     6. BAMCO shall keep Client's books and records required to be maintained by it pursuant to paragraph 9 hereof. BAMCO agrees that all records which it maintains for Client are the property of the Client, and it will surrender promptly to the Client any of such records upon Client's request. BAMCO further agrees to preserve for the periods prescribed by Rule 31a-2 as promulgated by the Commission under the 1940 Act any such records as are required to be maintained by BAMCO pursuant to paragraph 9 hereof.

     7.(a)   BAMCO understands that it is the policy of Client to obtain the best net results for Client's shareholders in the execution of brokerage transactions for the Account. BAMCO shall select all brokers in accordance with such policy and as set forth below.

       (b) BAMCO may use Baron Capital, Inc. ("BCI"), a broker-dealer affiliated with BAMCO, as broker as long as BCI's execution of transactions is consistent with Client's policy referred to above.

       (c) Client represents and warrants that it has adopted procedures in conformity with Rule 17e-1 ("Procedures") of the 1940 Act to ensure that all brokerage commissions paid to BCI are reasonable and fair. Client shall inform BAMCO of such Procedures and any amendments thereto. BAMCO shall provide Client with such information as is required by the Procedures, including, among other things, a written record of each portfolio transaction effected pursuant to Rule 17e-1, setting forth the amount and source of the commission, fee or other remuneration received or to be received; the identity of the person acting as broker; the terms of the transaction; and, each quarter, such information as is necessary to enable Client to determine whether its procedures have been followed.

       (d) For BCI's services as broker to Client, Client shall pay to BCI brokerage commissions consistent with Rule 17e-1 that are fair and reasonable compared to the commission, fee or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time.

       (e) Where brokers and dealers other than BCI are used to effect portfolio transactions, BAMCO may pay to those brokers and dealers, in return for research analysis, advice and similar services and/or promotion of the Client's Shares, a higher commission or spread than may be charged by BCI or other brokers or dealers, if BAMCO determines that such commission or spread is reasonable and consistent with the Client's policies. Client agrees that such research and information may be used by BAMCO to supplement the services it is required to perform hereunder. Whether using BCI or others, BAMCO shall have no obligation to seek the lowest commission cost to Client. BAMCO's selection of a broker other than BCI will take into account factors such as: price, reliability, financial responsibility, commission rates, the ability of the broker to effect particular securities transactions, and research and similar services, all of which may enhance general portfolio management capabilities for BAMCO and/or its affiliates, notwithstanding that Client may not be the direct or exclusive beneficiary of such services.

     8. BAMCO and/or BCI shall direct the clearing broker to send promptly to Client confirmations of purchases and sales and monthly statements prepared by the clearing broker. BAMCO shall provide Client with monthly and quarterly statements. On the written request of Client, BAMCO and/or BCI will send or direct the sending of any copies of the foregoing to any other person.

     9. BAMCO shall keep the books of account of the Fund and compute the net asset value per share of the outstanding Shares. BAMCO shall also calculate daily the net investment income of the Fund as described in the Fund's currently effect Prospectus and shall advise the Fund and the transfer agent daily of the total amounts of such investment income and, if instructed in writing by an officer of the Fund to do so, shall advise the transfer agent periodically of the division of such net investment income among its various components. The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective Prospectus. BAMCO shall submit to all regulatory and administrative bodies having jurisdiction over the services provide pursuant to this Agreement, present or future, any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations. BAMCO shall not disclose or use any records it has prepared by reason of this Agreement in any manner except as expressly authorized herein or directed by the Fund and shall keep confidential any information obtained by reason of this Agreement.

     10. Client understands and agrees that: (a) BAMCO is affiliated with Baron Capital Management, Inc. a registered investment adviser; (b) BAMCO and/or its affiliates will manage accounts and perform advisory services for others;
(c) depending upon investment objectives and cash availability and requirements, BAMCO and/or its affiliates may direct the sale of a particular security for certain accounts and direct the purchase of such security for other accounts, and, accordingly, transactions in particular accounts may not be consistent with transactions in other accounts; (d) where there is a limited supply of a security, BAMCO in conjunction with its affiliates will allocate investment opportunities in a matter deemed equitable by BAMCO; (e) BAMCO and/or its affiliates, principals and employees may from time to time have an interest, direct or indirect, in a security which is purchased, sold or otherwise traded for the Account, and BAMCO and/or its affiliates may effect transactions in said security for the Account which may be the same as or different from the action which BAMCO, its affiliates or such other persons may take with respect thereto for its or their accounts.

     11. Client and BAMCO represent and warrant that each (i) has adopted and supplied to one another a copy of a written code of ethics complying with Rule 17j-1 of the Investment Company Act of 1940, and (ii) will obtain such reports and maintain such records as are specified in Rule 17j-1.

     12. Client acknowledges that the word "Baron" in Client's name is derived from the name of the entities controlling, directly and indirectly, BAMCO, which derive their names from Mr. Ronald Baron; and that such name is the property of BAMCO, its affiliated companies and Ronald Baron for copyright and/or other similar purposes. Client understands and agrees that Client may use "Baron" as part of its name for so long as BAMCO serves as investment adviser to Client, and if BAMCO ceases to be Client's investment adviser, Client will promptly take all steps necessary to change its name (to the extent it lawfully can) to one that does not include "Baron," absent BAMCO's written consent.

     13. BAMCO shall have no liability to Client or its shareholders for any error of judgment or mistake of law or for any loss suffered by Client, provided that BAMCO shall not be protected against liabilities arising by virtue of willful misfeasance, bad faith or gross negligence, or reckless disregard of BAMCO's obligations hereunder.

     14. Nothing in this Agreement shall limit or restrict the right of any of BAMCO's directors, officers, or employees who may also be a Trustee, officer or employee of Client to engage in any other business or to devote his time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict BAMCO's right to engage in any other business or to render services of any kind to any other corporation, trust, firm, individual or association.

     15. Except as otherwise provided herein or authorized by the Trustees of Client from time to time, BAMCO shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent Client in any way or otherwise be deemed an agent of Client.

     16. During the term of this Agreement, Client agrees to furnish BAMCO at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of Client or to the public, which refer to BAMCO in any way, prior to use thereof and not to use such material if BAMCO reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, Client will continue to furnish to BAMCO copies of any of the above-mentioned materials which refer in any way to BAMCO. Client shall furnish or otherwise make available to BAMCO such other information relating to the business affairs of Client as BAMCO at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

     17. This Agreement shall continue in effect for a period of two years from the date of its execution, and thereafter only so long as such continuance is specifically approved at least annually by Client's Trustees or by a vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party.

     18. This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of Client or by vote of a majority of the outstanding voting Shares of Client (as defined in the 1940 Act) on not more than sixty days' written notice to BAMCO or by BAMCO on not more than sixty days' written notice to Client.

     19. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) by either party.

     20. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, to the extent federal law does not apply.

     21. BAMCO shall have no responsibility of liability with respect to custody arrangements or the acts, omissions or other conduct of the custodian.

     22. It is understood and expressly stipulated that none of the Trustees, officers, agents or shareholders of the Fund shall be personally liable hereunder. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

     23. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to BAMCO at 767 Fifth Avenue, New York, New York 10153; or (2) to the Client at 767 Fifth Avenue, New York, New York 10153.

     24. This Agreement contains the entire agreement and may not be amended or modified in any respect unless in a writing signed by both parties obtained in conformity with the requirements of the 1940 Act and the Rules thereunder. In the event that any provision of this Agreement is declared to be invalid such declaration shall not be deemed to affect the validity of any of the provisions.

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

     25.     Client acknowledges receipt of Part II of BAMCO's Form ADV which is
filed  with  the  Securities  and  Exchange   Commission,   and  which  contains
information concerning BAMCO's services and fees.



Agreed to as of March 10, 2004
New York, New York

                         BAMCO, Inc.
                         By:



                         _____________________________________


                         Baron Asset Fund on behalf of Baron Fifth Avenue Growth Fund
                         By:



                         _____________________________________